Exhibit 99.1

For Immediate Release

Ruth’s Hospitality Group, Inc. Reports First Quarter 2016 Financial Results

– Company-owned Comparable Restaurant Sales Increase 3.1% –

– Board Authorizes New $60 Million Share Repurchase Program and Declares $0.07 Per Share Quarterly Dividend –

WINTER PARK, Fla.—(BUSINESS WIRE)—April 28, 2016—Ruth’s Hospitality Group, Inc. (NASDAQ: RUTH) today reported unaudited financial results for its first quarter ended March 27, 2016 and announced a new $60 million share repurchase program and a quarterly cash dividend of $0.07 per share to be paid in the second quarter.

Highlights for the first quarter of 2016 compared to the first quarter of 2015 were as follows:

The Company reported net income of $10.8 million, or $0.33 per diluted share, in the first quarter of 2016 compared to net income of $10.4 million, or $0.30 per diluted share, in the first quarter of 2015.

●

Income from continuing operations was $10.9 million, or $0.33 per diluted share, in the first quarter of 2016 compared to income from continuing operations of $10.8 million, or $0.31 per diluted share, in the first quarter of 2015.

●	Net income in the first quarter of 2016 included a non-recurring $0.2 million after-tax charge related to closure costs for our Columbus, OH restaurant.
●

Excluding the Columbus closure costs and results from discontinued operations, non-GAAP diluted earnings per common share was $0.33 in the first quarter of 2016 compared to $0.31 in the first quarter of 2015. The Company believes that non-GAAP earnings per diluted share provides a useful alternative measure of financial performance. Investors are advised to see the attached Reconciliation of Non-GAAP Financial Measure table for additional information.

Total restaurant sales in the first quarter of 2016 increased 4.2% to $95.9 million compared to the first quarter of 2015.

●	Company-owned comparable restaurant sales increased 3.1% in the first quarter.

Michael P. O'Donnell, Chairman, President and Chief Executive Officer of Ruth's Hospitality Group, Inc., noted, “Our first quarter results were highlighted by solid top line growth and a favorable commodity environment. The quarter also included positive comparable sales and a return to positive traffic growth. Additionally, in keeping with our total return strategy, we are pleased to announce the recently approved $60 million share repurchase program. We believe that our ability to supplement organic growth initiatives with the consistent return of capital to shareholders is a testament to the strength and stability of our operations.”

Review of First Quarter 2016 Operating Results

Total revenues in the first quarter of 2016 were $101.9 million, an increase of 4.7% compared to $97.3 million in the first quarter of 2015.

Company-owned Sales

●	For the first quarter of 2016, Company-owned comparable restaurant sales increased 3.1%, which consisted of a traffic increase of 0.9% combined with an average check increase of 2.2%.
●	Average unit weekly sales were $110.9 thousand in the first quarter of 2016, an increase of 2.6% compared to $108.1 thousand in the first quarter of 2015.
●

66 Company-owned Ruth’s Chris Steak House restaurants were open at the end of the first quarter of 2016, the same number of Company-owned Ruth’s Chris Steak House restaurants were open at the end of the first quarter of 2015. Total operating weeks for the first quarter of 2016 increased to 865 from 852 in the first quarter of 2015. Total operating weeks exclude discontinued operations.

Franchise Income

●

Franchise income in the first quarter of 2016 was up 11.9% to $4.5 million compared to $4.0 million in the first quarter of 2015. The increase in franchise income was due primarily to new franchise restaurant openings during the last 12 months, a 0.8% increase in comparable franchise restaurant sales and fees related to the opening of our Jakarta, Indonesia restaurant in the first quarter of 2016.

●	80 franchisee-owned restaurants were open at the end of the first quarter of 2016 compared to 77 at the end of the prior year first quarter.

Operating income in the first quarter of 2016 increased 1.4% to $16.4 million, compared to $16.2 million in the first quarter of 2015. As a percentage of total revenues, operating margin decreased 52 basis points to 16.1% year-over-year.

●	Food and beverage costs, as a percentage of restaurant sales, decreased 87 basis points in the first quarter of 2016 to 29.6%, primarily driven by a 4.6% decline in total beef costs.
●	Restaurant operating expenses, as a percentage of restaurant sales, increased 49 basis points in the first quarter of 2016 to 45.8%, primarily due to increased labor costs.
●	Marketing and advertising, as a percentage of total revenues, increased 30 basis points in the first quarter of 2016 to 1.9%, primary attributable to a planned increase in advertising spend.
●

General and administrative expenses, as a percentage of total revenues, increased 90 basis points in the first quarter of 2016 to 7.5%, driven largely by a year over year increase in stock based compensation.

Share Repurchase Program

During the first quarter of 2016, the Company repurchased 732 thousand shares of common stock under the Company’s share repurchase program, for approximately $11.7 million or an average price of $15.92 per share.

On April 20, 2016, subsequent to the end of the first quarter, the Company’s Board of Directors approved a new share repurchase program under which it has authorized the Company to repurchase up to $60 million of its common shares outstanding. The new authorization replaces the Company’s previous $50 million share repurchase program announced in October 2014, which has now been retired. Share repurchases may be made from time to time in the open market, through negotiated transactions or otherwise (including, without limitation, the use of Rule 10b5-1 plans), depending on share price, market conditions and other factors. The Company intends to continue to conduct any open market share repurchase activities in compliance with the safe harbor provisions of Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of its common shares.

At the end of the first quarter of 2016, the Company had $8 million in debt outstanding under its senior credit facility.

Quarterly Cash Dividend

Subsequent to the end of the first quarter of 2016, the Company’s Board of Directors, as part of the Company’s focus on long-term shareholder returns, approved the payment of a quarterly cash dividend to shareholders of $0.07 per share. This dividend will be paid on May 26, 2016 to shareholders of record as of the close of business on May 12, 2016, and represents a 17% increase year-over-year.

Development Update

The Company currently expects to open four new restaurants during 2016, including Albuquerque, NM in the second quarter; El Paso, TX in the third quarter; and Cleveland, OH and Waltham, MA in the fourth quarter. As previously disclosed, the Company closed its Columbus, OH restaurant during the first quarter after 17 years in the marketplace due to changing marketplace dynamics.

Ruth’s Chris Steak House franchisees opened a restaurant in Jakarta, Indonesia during the first quarter and have signed leases for two more new restaurant openings in 2016, with Odenton, MD expected in the third quarter and Greenville, SC in the fourth quarter. This year, we also expect the relocation of two franchise locations. Philadelphia, Pennsylvania is currently scheduled for late in the second quarter while Huntsville, Alabama is currently expected to occur in the fourth quarter. The relocation of our Mississauga, Canada restaurant has now been moved to the first half of 2017.

Financial Outlook

Based on current information, Ruth's Hospitality Group, Inc. is reaffirming its full year 2016 outlook as follows:

●	Cost of goods sold of 29.5% to 31.5% of restaurant sales
●	Restaurant operating expenses of 47.0% to 49.0% of restaurant sales
●	Marketing and advertising costs of 2.9% to 3.1% of total revenues
●	General and administrative expenses of $29.0 million to $31.0 million
●	Effective tax rate of 32% to 34%
●	Capital expenditures of $28 million to $30 million
●	Fully diluted shares outstanding of 33.0 million to 33.6 million (exclusive of any future share repurchases under the Company's share repurchase program)

The foregoing statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them. We refer you to our recent filings with the Securities and Exchange Commission for more detailed discussions of the risks that could impact our financial outlook and our future operating results and financial condition.

Conference Call

The Company will host a conference call to discuss first quarter 2016 financial results today at 8:30 AM Eastern Time. Hosting the call will be Michael P. O’Donnell, Chairman, President and Chief Executive Officer, and Arne G. Haak, Executive Vice President and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 719-325-2354. A replay will be available one hour after the call and can be accessed by dialing 858-384-5517; the password is 7976461. The replay will be available until May 5, 2016. The call will also be webcast live from the Company's website at www.rhgi.com under the investor relations section.

About Ruth’s Hospitality Group, Inc.

Ruth's Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the U.S. as measured by the total number of Company-owned and franchisee-owned restaurants, with over 145 Ruth’s Chris Steak House locations worldwide specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

For information about our restaurants, to make reservations, or to purchase gift cards, please visit www.RuthsChris.com. For more information about Ruth’s Hospitality Group, Inc., please visit www.rhgi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “targeting,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Similarly, statements herein that describe the Company’s objectives, plans or goals, including with respect to new restaurant openings, and the impact of minimum wage legislation, are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by the Company’s forward-looking statements. Some of the factors that could cause actual results to differ include: reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; changes in economic conditions and general trends; the loss of key management personnel; the effect of market volatility on the Company’s stock price; health concerns about beef or other food products; the effect of competition in the restaurant industry; changes in consumer preferences or discretionary spending; labor shortages or increases in labor costs; the impact of federal, state or local government regulations relating to Company employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; harmful actions taken by the Company’s franchisees; a material failure, interruption or security breach of the Company’s information technology network; repeal or reduction of the federal FICA tip credit; unexpected expenses incurred as a result of the sale of the Mitchell’s Restaurants; the Company’s ability to protect its name and logo and other proprietary information; an impairment in the financial statement carrying value of our goodwill, other intangible assets or property; the impact of litigation; the restrictions imposed by the Company’s Amended and Restated Credit Agreement; and changes in, or the discontinuation of, the Company’s quarterly cash dividend payments or share repurchase program. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2015, which is available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this press release have not occurred.

Unless the context otherwise indicates, all references in this report to the “Company,” “Ruth’s,” “we,” “us”, “our” or similar words are to Ruth’s Hospitality Group, Inc. and its subsidiaries. Ruth’s Hospitality Group, Inc. is a Delaware corporation formerly known as Ruth’s Chris Steak House, Inc., and was founded in 1965.

Investor Relations

Fitzhugh Taylor (203) 682-8261

ftaylor@icrinc.com

RUTH'S HOSPITALITY GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income - Preliminary and Unaudited
(Amounts in thousands, except share and per share data)

	13 Weeks Ended
	March 27,	March 29,
	2016	2015

Revenues:
Restaurant sales	$95,937	$92,071
Franchise income	4,501	4,021
Other operating income	1,452	1,252
Total revenues	101,890	97,344

Costs and expenses:
Food and beverage costs	28,445	28,100
Restaurant operating expenses	43,922	41,701
Marketing and advertising	1,970	1,593
General and administrative costs	7,664	6,447
Depreciation and amortization expenses	3,101	2,919
Pre-opening costs	354	376
Total costs and expenses	85,456	81,136

Operating income	16,434	16,208

Other income (expense):
Interest expense, net	(213)	(226)
Other	7	15

Income from continuing operations before income tax expense	16,228	15,997
Income tax expense	5,346	5,229

Income from continuing operations	10,882	10,768

Loss from discontinued operations, net of income taxes	(120)	(357)
Net income	$10,762	$10,411

Basic earnings (loss) per common share:
Continuing operations	$0.33	$0.31
Discontinued operations	-	(0.01)
Basic earnings per share	$0.33	$0.30

Diluted earnings (loss) per common share:
Continuing operations	$0.33	$0.31
Discontinued operations	-	(0.01)
Diluted earnings per share	$0.33	$0.30

Shares used in computing net income (loss) per common share:
Basic	32,626,645	34,216,357
Diluted	33,073,660	34,515,515

Dividends declared per common share	$0.07	$0.06

NON-GAAP FINANCIAL MEASURE

We prepare our financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP diluted earnings per common share. This non-GAAP measurement was calculated by excluding certain unusual and non-recurring items and losses from discontinued operations. This non-GAAP measurement has been included as supplemental information. We believe that this measure represents a useful internal measure of performance. Accordingly, where this non-GAAP measure is provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because this measure is not determined in accordance with GAAP, such a measure is susceptible to varying calculations and not all companies calculate the measure in the same manner. As a result, the aforementioned measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP financial measure is presented as supplemental information and not as an alternative to diluted earnings per share as calculated in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measure - Unaudited
(Amounts in thousands, except share data)

	13 Weeks Ended
	March 27,	March 29,
	2016	2015
GAAP net income	$10,762	$10,411
Net of tax impact of excluding certain non-recurring restaurant closing costs	150	-
Net of tax impact of excluding loss from discontinued operations	120	357
Non-GAAP net income	$11,032	$10,768

Non-GAAP diluted earnings per share	$0.33	$0.31

Weighted-average number of common shares outstanding - diluted	33,073,660	34,515,515